UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

Commerce Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut, Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 12, 2014, Commerce Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and each of the other underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 6,000,000 depositary shares, each representing 1/1000th interest in its 6.00% Series B Non-Cumulative Perpetual Preferred Stock, having a liquidation preference of $25.00 per depositary share. The depositary shares will be offered and sold pursuant to a prospectus supplement, dated June 12, 2014 and related prospectus, dated June 12, 2014, filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-196689). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

The Company intends to use the estimated net offering proceeds of $144.9 million and other available liquidity to repurchase $200 million of its common stock pursuant to an accelerated share repurchase agreement the Company entered into with Morgan Stanley & Co. LLC (“Morgan Stanley”). The Company’s press release announcing the pricing of the depositary shares is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On June 16, 2014, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Missouri to establish the preferences, limitations and relative rights of the 6.00% Series B Non-Cumulative Perpetual Preferred Stock. The Certificate of Designation became effective upon filing, and a copy is filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A filed on June 16, 2014 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 12, 2014, the Company issued a press release announcing it had entered into an accelerated share repurchase agreement with Morgan Stanley to purchase $200 million of its outstanding common stock. The agreement is part of the Company’s stock buyback program, and on June 12, 2014, the Company also increased the number of shares under its stock buyback program to 5,000,000 shares to accommodate this program.

A substantial majority of the shares to be repurchased under this agreement will be received by the Company at the agreement’s inception. Additional shares are expected to be delivered to the Company at the end of the term of the agreement. The final purchase price per share and number of shares to be delivered by Morgan Stanley will be determined at the conclusion of the agreement, and settlement will consist of the Company receiving shares based on the volume-weighted daily average price of the Company’s common stock during the period of Morgan Stanley’ purchases. If the number of shares to be repurchased exceeds the number of shares previously delivered under the agreement, the Company will receive from Morgan Stanley a number of additional shares equal to such excess at that time. If the actual number of shares to be repurchased is less than the number of shares previously delivered, the Company will be required, at its election, to either (1) deliver to Morgan Stanley a number of shares approximately equal to the difference or (2) make a cash payment to Morgan Stanley equal to the value of such shares. The accelerated share repurchase program is scheduled to end in June 2015, but it may conclude earlier at Morgan Stanley’s option.

All of the shares acquired by the Company under the agreement will be placed into its treasury. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 12, 2014, by and among Commerce Bancshares, Inc. and the underwriters named therein, for whom Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC served as representatives.

4.1	Certificate of Designation, dated June 13, 2014, relating to the 6.00% Series B Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A dated June 16, 2014).

4.2	Form of Deposit Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 8-A dated June 16, 2014).

4.3	Form of Depositary Receipt evidencing depositary shares each representing a 1/1000th interest of 6.00% Series B Non-Cumulative Perpetual Preferred Stock (included as Exhibit A to the Form of Deposit Agreement, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 8-A dated June 16, 2014).

4.4	Form of Preferred Stock Certificate (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form 8-A dated June 16, 2014).

5.1	Opinion of Husch Blackwell LLP as to the legality of the registered securities.

23.1	Consent of Husch Blackwell is included in Exhibit 5.1.

99.1	Press Release – Commerce Bancshares Announces Pricing of $150 Million Preferred Stock Offering and Entry Into Accelerated Share Repurchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

By:	/s/ Charles G Kim
Charles G. Kim Executive Vice President and Chief Financial Officer

June 16, 2014